Exhibit 99
Press Release dated
March 31, 2006

                      NUCLEAR SOLUTIONS, INC. CHANGES NAME
                  OF FUTURE FUELS, INC. TO FUEL FRONTIERS, INC.

WASHINGTON, D.C- MARCH 31, 2006 - Nuclear Solutions, Inc. (OTCBB: NSOL) announced today that it has officially changed the name of its subsidiary, Future Fuels, Inc., to Fuel Frontiers, Inc., to avoid any potential confusion with those using similar company names, trademarks and taglines. The name change is effective immediately. Fuel Frontiers, Inc. or FFI will continue in the same business as before without interruption.

"As we continue to evolve and operate as an independent subsidiary, it is important to us to differentiate the FFI name and brand as distinct in the marketplace. When we noticed other potential uses of the Future Fuels moniker in several variations, we opted to take a proactive step now to alter the company name before moving further ahead. We decided that the name Fuel Frontiers, Inc. better reflects our visionary approach for taking society's waste and converting it safely into viable, alternative fuel sources. We are indeed pioneering new frontiers in fuel solutions, and the name change more aptly captures the nature of our work," explains FFI President Jack Young.

"This is a simple change in company name only and not in our company's vision or mission in any way," emphasizes President Young. Access the new Fuel Frontiers, Inc. web site under development at www.FuelFrontiers.com.

Fuel Frontiers, Inc. employs a unique business model--very different from Nuclear Solutions, Inc.'s core business areas and competences--that implements commercially available and proven technology to transform low-value, end-of-life carbonaceous waste materials such as: waste coal, used tires, wood wastes, raw sewage, discarded corn stalks and other agricultural by-products, into high-value, environmentally-friendly, clean-burning ethanol. Within the scope of that business model, FFI is planning a 52 million gallon waste-to-ethanol production facility in Toms River, New Jersey, for which it has already secured land, environmental permits, feedstock sources suitable for conversion into ethanol, a ten year ethanol purchase contract, and preliminary approval for an $84 million bond authorization from the New Jersey Economic Development Authority. With its global Strategic Alliance Agreement with Connecticut-based Startech Environmental Corporation, FFI gains access to Startech's innovative, proven and proprietary Plasma Converter(TM) System, which will be used in FFI's facility to transform feedstock materials into ethanol. FFI's Toms River facility will become the prototype for launching additional facilities at other potential sites domestically and internationally.

Currently, FFI reports its operations and financial results on a consolidated basis within Nuclear Solutions, Inc.'s public filings.

For further information, visit www.nuclearsolutions.com
                               ------------------------
or

Contact:
FFI Investor Relations
202-580-8330.


                                   DISCLAIMER
         The matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties such as our plans, objectives, expectations, and intentions. You can identify these forward-looking statements by our use of words such as "potential," "to execute," "continue to evolve," "to alter," "visionary approach," "in the near term," "look for," "nearing finalization," "will be disclosed," "exploring," "will become the basis," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income and cash flow.
         With regards to forward-looking statements on the proposed waste-to-ethanol facility, a facility like this has never before been constructed or operated and there are inherent risks associated with the establishment of such new operations. There could be unexpected problems or delays in the funding, construction and operation of the facility. There is no guarantee that we will be successful in raising the capital required for this project through the issuance of tax-free bonds discussed herein. While we believe that the appropriate technologies for waste-to-ethanol conversion are commercially available, we cannot guarantee that commercially available technologies will we suitable for producing ethanol in the proposed Fuel Frontiers, Inc. facility.
         Overall, actual future results for Nuclear Solutions, Inc., and its subsidiary Fuel Frontiers, Inc., could differ significantly from statements contained in the press release. Factors that could adversely affect actual results and performance include, among others, the companies' limited operating history, dependence on key management, financing requirements, technical difficulties commercializing any projects, government regulation, technological change, and competition. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Additionally, patent pending status or licensing does not guarantee that a patent will issue or that the technology will be commercially successful. Accordingly, reference should be made to Nuclear Solutions, Inc.'s periodic filings with the U.S. Securities and Exchange Commission, also available through the web site at www.nuclearsolutions.com.